U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11,
1996

                     INTERNATIONAL SEMICONDUCTOR CORP.
_________________________________________________________________
   (Exact name of small business issuer as specified in its
charter)
 .          Nevada                              13-3432597
(State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)          Identification No.)

 .    2950 31st Street, Suite 240, Santa Monica, California 90405

  (Address of principal executive offices)       (Zip Code)

 .     (310) 425-2376
  (Issuer's telephone number, including area code)

 .                                 N/A
(Former name, former address and former fiscal year, if changed since last report)
ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On May 7, 1997, the Company concluded a placement of 4% Convertible Debentures Due October 1, 1997 with Karlin Investment Corp., a non-U.S. corporate entity, in the amount of $100,000. This placement was arranged by Israel Securities Corporation, which received a commission of 7% for its services. The terms of the conversion rights are such that the holder of these notes may convert all or a portion of the principal and interest due at any time after 45 days and before one year from the date of closing, into common stock of the Company at the conversion rate of 100% of market price on the date of closing or 75% of the market price on the date of conversion, at the choice of the holder.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 1997                      /s/  Robert M. Terry
                                         Robert M. Terry,
President


                                         /s/ Jerome Saver
                                         Jerome Saver, Chief
                                            Financial
                                             Officer